Calculation of Filing Fee Tables
S-1
SMITH MICRO SOFTWARE, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	1,612,903	$ 0.675	$ 1,088,709.53	0.0001531	$ 166.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,088,709.53		$ 166.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 166.68
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. Proposed Maximum Offering Price Per Share is estimated at $0.675 per share of Common Stock, the average of the high ($0.70) and low ($0.65) prices for the registrant's Common Stock as reported on the Nasdaq Capital Market on August 1, 2025 (rounded to the nearest cent), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The Amount Registered represents the resale of 1,612,903 shares of Common Stock, which is equal to the maximum number of shares currently issuable upon the exercise of warrants to purchase one share of Common Stock issued to the Selling Stockholders on July 18, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Smith Micro Software, Inc.	S-1	333-281349	08/07/2024		$ 166.68	Equity	Common Stock, par value $0.001 per share		$ 16,700,000.00
Fee Offset Sources	2	Smith Micro Software, Inc.	S-1	333-281349		08/07/2024						$ 2,464.92
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant withdrew the Registration Statement on Form S-1 filed on August 7, 2024 (File No. 333-281349) (the "Prior S-1") by filing a Form RW on September 16, 2024. The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock, par value $0.001 per share under the Prior S-1. The Registrant previously offset $1,079.12 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-282858) filed on October 28, 2024 against the fees previously paid in connection with the Prior S-1, leaving a remaining balance of $1,385.80 available for future filing fee offsets by the Registrant. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $166.68, representing a portion of the $2,464.92 fee paid in connection with the Prior S-1. As a result of such offset, the Registrant will have $1,219.12 remaining in unused filing fees available to be applied to future filings of the Registrant.

Offset Note
[2]	The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock, par value $0.001 per share, under the Prior S-1.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A